Exhibit 4.1

EXECUTION VERSION

CHARTER COMMUNICATIONS OPERATING, LLC,

CHARTER COMMUNICATIONS OPERATING CAPITAL CORP.,

CCO SAFARI II, LLC

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee and Collateral Agent

SECOND SUPPLEMENTAL INDENTURE

dated as of May 18, 2016

Supplemental to Indenture

dated as of July 23, 2015

SECOND SUPPLEMENTAL INDENTURE

THIS SECOND SUPPLEMENTAL INDENTURE by and among CHARTER COMMUNICATIONS OPERATING, LLC, a Delaware limited liability company (“CCO”), CHARTER COMMUNICATIONS OPERATING CAPITAL CORP., a Delaware corporation (“Capital Corp”), CCO SAFARI II, LLC, a Delaware limited liability company (the “Escrow Issuer”, and together with CCO and Capital Corp, the “Issuers”), THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as trustee (in such capacity, the “Trustee”) and as collateral agent (in such capacity, the “Collateral Agent”), is made and entered into as of May 18, 2016.

WITNESSETH

WHEREAS, CCO, Capital Corp, the Escrow Issuer, the Trustee and the Collateral Agent have heretofore executed and delivered an Indenture, dated as of July 23, 2015, as supplemented by a First Supplemental Indenture, dated as of July 23, 2015 (as so supplemented, the “Indenture”), providing for, among other things, the issuance from time to time of secured debentures, notes, bonds or other evidences of indebtedness of CCO and Capital Corp or the Escrow Issuer (the “Notes”) in one or more series;

WHEREAS, clause (2) of Section 9.01 of the Indenture provides that the Issuers, the Note Guarantors, if any, the Trustee and the Collateral Agent may amend or supplement the Indenture to provide for the assumption by a successor Person of the obligations of the Issuers or any Note Guarantor under the Indenture or the Security Documents;

WHEREAS, the Escrow Issuer and the Trustee entered into an escrow agreement (the “Escrow Agreement”), dated as of July 23, 2015, with Bank of America, N.A., as escrow agent, pursuant to which the gross proceeds of the Notes plus certain additional amounts were deposited into an escrow account;

WHEREAS, the Escrow Release Date (as defined in the Escrow Agreement) will occur substantially concurrently with the execution of this Second Supplemental Indenture, and pursuant to the Escrow Agreement, the Escrow Issuer will merge with and into CCO and CCO and Capital Corp desire to assume the obligations of the Escrow Issuer under the Indenture;

WHEREAS, pursuant to Section 9.01 of the Indenture, CCO, Capital Corp, the Escrow Issuer, the Trustee and the Collateral Agent are authorized to execute and deliver this Second Supplemental Indenture to provide for the assumption by CCO and Capital Corp of the Escrow Issuer’s obligations under the Indenture, without the consent of any Holder of the Notes;

WHEREAS, CCO, Capital Corp and the Escrow Issuer have duly authorized the execution and delivery of this Second Supplemental Indenture to provide for the assumption of the obligations of the Escrow Issuer under the Indenture by CCO and Capital Corp upon the Escrow Release Date effective as of May 18, 2016;

WHEREAS, this Second Supplemental Indenture is being executed pursuant to and in accordance with Section 9.01 of the Indenture; and

WHEREAS, all things necessary to make this Second Supplemental Indenture a valid agreement of CCO, Capital Corp and Escrow Issuer in accordance with its terms have been done.

NOW THEREFORE:

In consideration of the premises provided for herein, CCO, Capital Corp, the Escrow Issuer, the Trustee and the Collateral Agent mutually covenant and agree for the equal and proportionate benefit of all Holders of the Notes as follows:

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 101	Incorporation of Previous Documents.

This Second Supplemental Indenture is a supplemental indenture within the meaning of the Indenture and shall be read together therewith, and shall have the same effect as though all the provisions thereof and hereof were contained in one instrument. Unless otherwise expressly provided, the provisions of the Indenture are incorporated herein by reference.

Section 102	Definitions.

As used in this Second Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Second Supplemental Indenture refer to this Second Supplemental Indenture as a whole and not to any particular section hereof.

Section 103	Notices.

All notices or other communications to CCO and Capital Corp shall be given as provided in Section 12.02 of the Indenture.

Section 104	Parties.

Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Second Supplemental Indenture or the Indenture or any provision herein or therein contained.

Section 105	Governing Law.

THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

Section 106	Severability.

In case any provision in this Second Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

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Section 107	Ratification of Indenture; Supplemental Indenture Part of Indenture.

Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Second Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered shall be bound hereby.

Section 108	Acceptance by Trustee

The Trustee accepts the amendments to the Indenture effected by this Second Supplemental Indenture. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals or statement contained herein, which shall be taken as the statements of the parties hereto other than the Trustee and the Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity or execution or sufficiency of this Second Supplemental Indenture and the Trustee makes no representation with respect thereto.

Section 109	Counterparts.

The parties may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 110	Headings.

The Section headings herein are for convenience only and shall not affect the construction thereof.

ARTICLE TWO

SUCCESSION TO INDENTURE

Each of CCO and Capital Corp agrees that upon the Escrow Release Date, it shall assume the due and punctual payment of the principal of (and premium, if any) and interest on all the Notes and the performance of every covenant and obligation under the Indenture on the part of the Escrow Issuer to be performed or observed, including, without limitation, as set forth in Articles 4, 5, 6, 7, 8, 9 and 14 thereof. Upon the assumption by CCO and Capital Corp of the obligations of the Escrow Issuer as set forth above, each of CCO and Capital Corp shall succeed to, and be substituted for, and may exercise every right and power of, the Escrow Issuer under the Indenture, with the same effect as if CCO and Capital Corp had been named as the Escrow Issuer therein.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK.]

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IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the day and year first written above.

CHARTER COMMUNICATIONS OPERATING, LLC

By:	/s/ Daniel J. Bollinger
	Name:	Daniel J. Bollinger
	Title:	Vice President, Associate General Counsel and Assistant Corporate Secretary

CHARTER COMMUNICATIONS OPERATING CAPITAL CORP.

By:	/s/ Daniel J. Bollinger
	Name:	Daniel J. Bollinger
	Title:	Vice President, Associate General Counsel and Assistant Corporate Secretary

CCO SAFARI II, LLC

By:	/s/ Daniel J. Bollinger
	Name:	Daniel J. Bollinger
	Title:	Vice President, Associate General Counsel and Assistant Corporate Secretary

[Signature Page to Second Supplemental Indenture]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Teresa Petta
	Name:	Teresa Petta
	Title:	Vice President

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Collateral Agent

By:	/s/ Teresa Petta
	Name:	Teresa Petta
	Title:	Vice President

[Signature Page to Second Supplemental Indenture]